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[PERKINS LOGO] 1211 SW Fifth Avenue, Suite 1000
               Portland, Oregon 97204-3710
               Phone: (503) 221-0336
               Fax:   (503) 294-4378
               www.perkins-group.com
                                                                   Exhibit 23.03


                              Certified Public Accountants and Business Advisors A member of Perkins Group

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on form S-1 of our report dated May 23, 2002, relating to the financial statements of Poly Concepts, Inc., and to the reference to our Firm under the caption "Experts" in this Registration Statement.

/s/ Perkins & Company, P.C.


Portland, Oregon
July 2, 2004